As filed with the Securities and Exchange Commission on May 3, 2007
                                                     Registration No. 333-125769

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         COMMUNITY FIRST BANCORP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Maryland                                       36-4526348
-------------------------------                           ----------------
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                             2420 North Main Street
                          Madisonville, Kentucky 42431
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                 Community First Bank 2005 Restricted Stock Plan
                 -----------------------------------------------
                            (Full Title of the Plan)

                           William M. Tandy, President
                          Community First Bancorp, Inc.
                             2420 North Main Street
                          Madisonville, Kentucky 42431
                          ----------------------------
                     (Name and Address of Agent For Service)


                                 (207) 326-3500
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies To:
                            James C. Stewart, Esquire
                            Malizia Spidi & Fisch, PC
                            901 New York Avenue, N.W.
                                 Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660

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                       DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-125769) (the "Registration Statement") of Community First Bancorp, Inc. (the "Company") pertaining to 8,331 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on June 13, 2005. The Registration Statement registered the 8,331 shares for issuance pursuant to the Community First Bank 2005 Restricted Stock Plan (the "Plan"). Effective on the date of this filing, the Company is terminating its reporting obligations under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934 and terminating the offering of shares pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective ammendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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                                      - 1 -

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madisonville, Commonwealth of Kentucky, on May 3, 2007.

                                        COMMUNITY FIRST BANCORP, INC.

                                        By:      /s/William M. Tandy
                                                --------------------------------
                                                 William M. Tandy
                                                 President and Chief Executive
                                                (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/William M. Tandy                                   /s/Ralph T. Teague*
-----------------------------------------------       ---------------------------------------------
President, Chief Executive Officer and Director       Ralph T. Teague
(Principal Executive Officer)                         Vice Chairman and Director

Date:    May 3, 2007                                  Date:    May 3, 2007


/s/Paul W. Arison*                                    /s/Charlotte E. Baldwin*
-----------------------------------------------       ---------------------------------------------
Paul W. Arison                                        Charlotte E. Baldwin
Director                                              Director

Date:    May 3, 2007                                  Date:    May 3, 2007


/s/J. Craig Riddle*                                   /s/Charles  B. Vaughn*
-----------------------------------------------       ---------------------------------------------
J. Craig Riddle                                       Charles B. Vaughn
Director                                              Director

Date:    May 3, 2007                                  Date:    May 3, 2007


/s/Steven E. Carson*                                  /s/Amy D. Lyons
-----------------------------------------------       ---------------------------------------------
Steven E. Carson                                      Amy D. Lyons
Director                                              Chief Financial Officer
                                                      (Principal Financial and Accounting Officer)

Date:    May 3, 2007                                  Date:    May 3, 2007


*By:     /s/William M. Tandy
-----------------------------------------------
         William M. Tandy
         Attorney-in-Fact